UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

ALLERGY IMMUNO TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

(Former name, former address and former fiscal year, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On July 18, 2003, Allergy Immuno Technologies, Inc. changed its name to BP International, Inc. Allergy Immuno's 2003 annual meeting of shareholders took place on July 18, at which time the shareholders voted to change the name. Allergy Immuno filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State's office on July 18. All future SEC filing shall be made under the name "BP International, Inc." Further information regarding the company is available at www.bpi-international.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allergy Immuno Technologies, Inc.
July 23, 2003

/s/ Michael Spadaccini
___________________________________________
Michael Spadaccini,
Counsel to Issuer